Exhibit 99.1

Contact:	Lesley Ogrodnick
508-293-6961
lesley.ogrodnick@emc.com

EMC REPORTS RECORD SECOND-QUARTER REVENUE AND PROFIT

Second-Quarter Highlights

•	Record Q2 consolidated revenue – up 20% year over year

•	Record Q2 GAAP net income – up 28% year over year

•	Record Q2 non-GAAP net income – up 33% year over year

•	Strong year-over-year percentage increases in non-GAAP gross and operating margins

•	All-time record consolidated quarterly revenue for EMC’s business operations outside of the United States

HOPKINTON, Mass. – July 20, 2011 – EMC Corporation (NYSE:EMC) today reported record financial results for the second quarter of 2011. Strong worldwide customer demand for EMC’s information infrastructure and virtual infrastructure products and services, balanced growth and continued outstanding execution contributed to EMC achieving record second-quarter consolidated revenue and net income. The results were also highlighted by strong year-over-year percentage increases in non-GAAP operating and gross margins and all-time record consolidated quarterly revenue for EMC’s business operations outside of the United States.

Second-quarter consolidated revenue was $4.85 billion, an increase of 20% compared with the year-ago quarter. Second-quarter GAAP net income attributable to EMC increased 28% year over year to $546 million. Second-quarter GAAP earnings per weighted average diluted share increased 20% year over year to $0.24. Non-GAAP1 net income attributable to EMC for the second quarter was $793 million, an increase of 33% compared with the year-ago quarter. Second-quarter non-GAAP1 earnings per weighted average diluted share were $0.35, an increase of 25% year over year.

EMC achieved year-to-date operating cash flow of $2.2 billion and free cash flow2 of $1.6 billion. The company ended the second quarter with $9.5 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “Our record-setting performance during the quarter was marked by balanced growth, solid execution and significant technology innovation as customers around the world continue to embrace EMC’s cloud computing and Big Data strategies. It is our firm belief that this strategy is well-placed and underpinned with winning products and services and strategic partners. We remain confident in our ability to continue delivering strong results this year and over the long term. Furthermore, we remain committed to investing heavily to extend our technology lead and help customers and service provider partners accelerate their IT and business model transformations.”

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “EMC’s second-quarter results are further evidence that our strategy is on target and that we continue to execute our financial ‘triple play’ – gaining market share, investing aggressively to take full advantage of the massive opportunities at the intersection of cloud computing and Big Data, and improving profitability. Our focus on providing technology and services that accelerate our customers’ journey to the cloud and enable them to leverage their data for more competitive advantage is resonating strongly in the market. Given the strong results we have achieved this year and the opportunity we see for the remainder of 2011, we are raising our financial outlook for the year. We now expect to exceed 2011 consolidated revenue of $19.8 billion, GAAP EPS of $1.07 and non-GAAP EPS of $1.48.”

Second-Quarter Highlights

Second-quarter highlights included double-digit revenue growth for EMC Information Storage business, which increased 19% year over year. EMC’s high-end EMC Symmetrix storage product portfolio, which includes the EMC Symmetrix VMAX, increased revenue 15% compared with the year-ago quarter, and EMC’s portfolio of mid-tier storage products3 grew revenue 27% year over year. Revenue from VMware (NYSE: VMW), which is majority-owned by EMC, increased 37% and revenue from EMC’s RSA Information Security business grew 13% year over year. Additional second-quarter highlights included strong revenue growth for the EMC VNX unified storage and the company’s backup and recovery solutions. EMC saw increasing customer demand for its Big Data technologies – product revenue from EMC Isilon, EMC Atmos and EMC Greenplum each doubled year over year. Further second-quarter highlights included continued customer demand for EMC’s broad consulting and professional services portfolio.

Also during the quarter, VCE, the Virtual Computing Environment Company formed by Cisco and EMC with investments from VMware and Intel, experienced continued momentum as demand from customers for best-of-breed converged infrastructure through the Vblock Infrastructure Platform grew. VCE’s year-to-date revenue for 2011 has already exceeded its full-year 2010 revenue amount.

EMC’s consolidated second-quarter revenue from the United States reached $2.5 billion, an increase of 17% year over year, representing 52% of consolidated second-quarter revenue. Revenue from EMC’s business operations outside of the United States hit an all-time record $2.3 billion, an increase of 25% year over year, representing 48% of consolidated second-quarter revenue. Within this, revenue increased 20%, 34% and 43% year over year, respectively, in EMC’s Europe, Middle East and Africa; Asia Pacific and Japan; and Latin America regions.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements regarding 2011 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to exceed $19.8 billion for 2011.

•

Consolidated GAAP operating income is expected to be 16% to 17% of revenues for 2011 and consolidated non-GAAP operating income is expected to be 23% to 24% of revenues for 2011. Excluded from consolidated non-GAAP operating income are restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization and an RSA special charge, which account for 0.5%, 4%, 2% and 0.5% of revenues, respectively.

•

Total consolidated GAAP non-operating expense, which includes investment income, interest expense and other income and expense, is expected to be $119 million in 2011 and total consolidated non-GAAP non-operating expense is expected to be $175 million in 2011. Excluded from non-GAAP non-operating expense is a non-recurring gain on strategic investments of $56 million.

•

Consolidated GAAP net income is expected to exceed $2.44 billion in 2011 and consolidated non-GAAP net income is expected to exceed $3.35 billion in 2011. Excluded from consolidated non-GAAP net income are restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization, a non-recurring gain on strategic investments and an RSA special charge, which account for $75 million, $600 million, $225 million, ($29 million) and $56 million, respectively.

•

Consolidated GAAP diluted earnings per share are expected to exceed $1.07 for 2011 and consolidated non-GAAP diluted earnings per share are expected to exceed $1.48 for 2011. Excluded from consolidated non-GAAP diluted earnings per share are restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization, a non-recurring gain on strategic investments and an RSA special charge, which are expected to be $0.03, $0.27, $0.10, ($0.01) and $0.02 per diluted share, respectively.

•

The consolidated GAAP income tax rate is expected to be 21% for 2011. Excluding the impact of restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization, a non-recurring gain on strategic investments and an RSA special charge, which collectively impact the tax rate by 1%, the consolidated non-GAAP income tax rate is expected to be 22% for 2011.

•

GAAP net income attributable to the non-controlling interest in VMware is expected to be $121 million and non-GAAP net income attributable to the non-controlling interest in VMware is expected to be $185 million for 2011. Excluded from non-GAAP net income attributable to the non-controlling interest in VMware are acquisition-related charges, stock-based compensation expense, intangible asset amortization and a non-recurring gain on strategic investments which are expected to be $1 million, $60 million, $10 million and ($7 million), respectively. The incremental dilution attributable to the shares of VMware held by EMC is expected to be $16 million for 2011.

•	The weighted-average outstanding diluted shares are expected to be 2.265 billion for 2011.

•

Consolidated net cash provided by operating activities is expected to be $5.4 billion for 2011, and free cash flow is expected to be $4.0 billion in 2011. Excluded from free cash flow are $950 million of additions to property, plant and equipment and $450 million of capitalized software development costs.

•	EMC expects to repurchase $1.5 billion of the company’s stock in 2011.

Supporting Resources

•	EMC will host its second-quarter 2011 earnings conference call today at 8:30 a.m. ET, which will be available via webcast on EMC’s Investor Relations website at http://www.emc.com/ir.

•	Visit http://ir.vmware.com for more information about VMware’s second-quarter financial results.

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset — information — in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

¹	Items excluded from the non-GAAP results for the second quarters of 2011 and 2010 are amounts relating to restructuring and acquisition-related charges, stock-based compensation expense and intangible asset amortization. In addition, for the second quarter of 2011, a non-recurring gain on strategic investments and an RSA special charge are also excluded. See attached schedules for reconciliation of GAAP to non-GAAP.
²	Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the second quarters of 2011 and 2010.
[3]	EMC’s mid-tier storage products include EMC VNX, EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Isilon, EMC Avamar and EMC Atmos hardware and software products.

EMC, Atmos, Avamar, Celerra, Centera, CLARiiON, Data Domain, Greenplum, Isilon, RSA, Symmetrix, Symmetrix VMAX, VNX and Vblock are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries.

VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC’s website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization, a non-recurring gain on strategic investments and an RSA special charge) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Revenues:
Product sales	$3,043,984	$2,553,316	$5,975,243	$5,032,033
Services	1,801,354	1,470,181	3,477,713	2,882,156

	4,845,338	4,023,497	9,452,956	7,914,189

Cost and expenses:
Cost of product sales	1,327,217	1,157,742	2,647,705	2,319,664
Cost of services	637,834	506,556	1,225,913	1,016,807
Research and development	538,891	477,725	1,040,999	912,658
Selling, general and administrative	1,575,689	1,283,651	3,071,620	2,544,935
Restructuring and acquisition-related charges	21,216	9,839	48,109	28,341

Operating income	744,491	587,984	1,418,610	1,091,784

Non-operating income (expense):
Investment income	35,986	32,103	74,213	63,635
Interest expense	(46,476)	(44,744)	(91,455)	(87,712)
Other income (expense), net	30,357	2,130	(12,817)	(6,891)

Total non-operating income (expense)	19,867	(10,511)	(30,059)	(30,968)

Income before provision for income taxes	764,358	577,473	1,388,551	1,060,816
Income tax provision	172,731	136,976	294,370	232,629

Net income	591,627	440,497	1,094,181	828,187
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(45,133)	(14,281)	(70,539)	(29,267)

Net income attributable to EMC Corporation	$546,494	$426,216	$1,023,642	$798,920

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.27	$0.21	$0.50	$0.39

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.24	$0.20	$0.45	$0.37

Weighted average shares, basic	2,060,748	2,052,161	2,063,427	2,051,599

Weighted average shares, diluted	2,266,465	2,132,997	2,262,308	2,126,062

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	June 30, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$3,896,369	$4,119,138
Short-term investments	1,436,290	1,256,175
Accounts and notes receivable, less allowance for doubtful accounts of $57,964 and $57,385	2,620,448	2,569,523
Inventories	1,005,690	856,405
Deferred income taxes	634,183	609,832
Other current assets	640,430	372,249

Total current assets	10,233,410	9,783,322
Long-term investments	4,180,205	4,115,918
Property, plant and equipment, net	2,701,797	2,528,432
Intangible assets, net	1,872,226	1,624,267
Goodwill	12,108,156	11,772,650
Other assets, net	1,236,068	1,008,695

Total assets	$32,331,862	$30,833,284

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$983,589	$1,062,600
Accrued expenses	2,254,329	2,090,035
Income taxes payable	—	199,735
Convertible debt	3,271,865	3,214,771
Deferred revenue	3,205,297	2,810,873

Total current liabilities	9,715,080	9,378,014
Income taxes payable	254,902	265,549
Deferred revenue	2,204,553	1,853,263
Deferred income taxes	631,014	717,004
Other liabilities	257,151	217,449

Total liabilities	13,062,700	12,431,279

Convertible debt	175,907	235,229

Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.01; authorized 25,000 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000,000 shares; issued 2,064,946 and 2,069,246 shares	20,649	20,692
Additional paid-in capital	3,593,443	3,816,681
Retained earnings	14,682,926	13,659,284
Accumulated other comprehensive loss, net	(93,597)	(92,617)

Total EMC Corporation’s shareholders’ equity	18,203,421	17,404,040
Non-controlling interest in VMware, Inc.	889,834	762,736

Total shareholders’ equity	19,093,255	18,166,776

Total liabilities and shareholders’ equity	$32,331,862	$30,833,284

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Six Months Ended
	June 30, 2011	June 30, 2010
Cash flows from operating activities:
Cash received from customers	$10,176,306	$8,495,542
Cash paid to suppliers and employees	(7,621,684)	(6,291,713)
Dividends and interest received	40,181	54,219
Interest paid	(40,811)	(38,251)
Income taxes paid	(355,785)	(145,591)

Net cash provided by operating activities	2,198,207	2,074,206

Cash flows from investing activities:
Additions to property, plant and equipment	(406,158)	(301,192)
Capitalized software development costs	(231,561)	(185,634)
Purchases of short- and long-term available-for-sale securities	(3,249,888)	(2,929,754)
Sales of short- and long-term available-for-sale securities	2,413,493	1,244,979
Maturities of short- and long-term available-for-sale securities	563,996	178,201
Business acquisitions, net of cash acquired	(437,102)	(348,846)
Increase in strategic and other related investments	(312,302)	(5,812)
Purchase of leasehold interest	(173,126)	—

Net cash used in investing activities	(1,832,648)	(2,348,058)

Cash flows from financing activities:
Issuance of EMC's common stock from the exercise of stock options	422,506	317,300
Issuance of VMware's common stock from the exercise of stock options	200,714	215,907
EMC repurchase of EMC's common stock	(1,099,997)	(517,370)
EMC purchase of VMware's common stock	(99,930)	(198,087)
VMware repurchase of VMware's common stock	(280,389)	(144,500)
Excess tax benefits from stock-based compensation	252,124	111,807
Payment of long-term and short-term obligations	(549)	(3,515)
Proceeds from long-term and short-term obligations	1,071	1,116

Net cash used in financing activities	(604,450)	(217,342)

Effect of exchange rate changes on cash and cash equivalents	16,122	(26,493)

Net decrease in cash and cash equivalents	(222,769)	(517,687)
Cash and cash equivalents at beginning of period	4,119,138	6,302,499

Cash and cash equivalents at end of period	$3,896,369	$5,784,812

Reconciliation of net income to net cash provided by operating activities:

Net income	$1,094,181	$828,187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	689,075	566,439
Non-cash interest expense on convertible debt	51,799	52,172
Non-cash restructuring and other special charges	(524)	999
Stock-based compensation expense	414,667	319,397
Provision for doubtful accounts	3,733	11,358
Deferred income taxes, net	(24,852)	(101,930)
Excess tax benefits from stock-based compensation	(252,124)	(111,807)
Other	(38,308)	2,399
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	(21,617)	163,646
Inventories	(258,959)	13,598
Other assets	(114,971)	(104,326)
Accounts payable	(79,995)	(84,470)
Accrued expenses	13,718	(63,195)
Income taxes payable	(36,563)	188,968
Deferred revenue	741,234	406,349
Other liabilities	17,713	(13,578)

Net cash provided by operating activities	$2,198,207	$2,074,206

EMC Corporation

Reconciliation of GAAP to Non-GAAP*

(in thousands, except per share amounts)

Unaudited

	Q2 2011	Q2 2011 Diluted Earnings Per Share	Q2 2010	Q2 2010 Diluted Earnings Per Share

Net Income Attributable to EMC GAAP	$546,494	$0.239	$426,216	$0.199

Stock-based compensation expense	142,890	0.063	111,826	0.052
Intangible asset amortization	57,860	0.026	47,842	0.022
Restructuring and acquisition-related charges	18,638	0.008	10,372	0.005
RSA special charge	56,222	0.025	—	—
Gain on strategic investment	(28,938)	(0.013)	—	—

Net Income Attributable to EMC Non-GAAP	$793,166	$0.348	$596,256	$0.279

Weighted Average Shares, Diluted		2,266,465		2,132,997
Incremental VMware Dilution		$4,404		$2,055

*	Net of tax and non-controlling interest in VMware, Inc., except Weighted Average Shares, Diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

EMC Corporation

Reconciliation of GAAP to Non-GAAP

(in thousands)

Unaudited

	Six Months Ended
	June 30, 2011	June 30, 2010
Cash Flow from Operations	$2,198,207	$2,074,206
Capital Expenditures	(406,158)	(301,192)
Capitalized Software	(231,561)	(185,634)

Free Cash Flow	$1,560,488	$1,587,380

EMC Corporation

Reconciliation of GAAP to Non-GAAP

(in thousands)

Unaudited

	Q2 2011	Q2 2010

Gross Margin GAAP	$2,880,287	$2,359,199

Stock-based compensation expense	30,073	25,085
Intangible asset amortization	39,244	34,016
Restructuring and acquisition-related charges	—	—
RSA special charge	66,300	—

Gross Margin Non-GAAP	$3,015,904	$2,418,300

Revenues	$4,845,338	$4,023,497
% GAAP	59.4%	58.6%
% Non-GAAP	62.2%	60.1%

	Q2 2011	Q2 2010

Operating Margin GAAP	$744,491	$587,984

Stock-based compensation expense	202,996	161,423
Intangible asset amortization	86,443	71,963
Restructuring and acquisition-related charges	21,216	9,839
RSA special charge	66,300	—

Operating Margin Non-GAAP	$1,121,446	$831,209

Revenues	$4,845,338	$4,023,497
% GAAP	15.4%	14.6%
% Non-GAAP	23.1%	20.7%

Supplemental Information

For the Three Months Ended June 30, 2011

(in thousands)

Unaudited

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition- Related Charges	RSA Special Charge	Gain on Strategic Investments

EMC Consolidated
Cost of Revenue	$(30,073)	$(39,244)	$—	$(66,300)	$—
Research and Development	(75,769)	(4,331)	—	—	—
Selling, General and Administrative	(97,154)	(42,868)	—	—	—
Restructuring and Acquisition-Related Charges	—	—	(21,216)	—	—
Other Expense (Income), net	2,479	—	—	—	(56,000)
Income Tax Provision	47,584	26,192	2,330	10,078	(19,600)
Net Income Attributable to VMware	(15,001)	(2,391)	(248)	—	7,462

EMC Information Infrastructure
Cost of Revenue	$(20,393)	$(27,584)	$—	$(66,300)	$—
Research and Development	(29,695)	(3,534)	—	—	—
Selling, General and Administrative	(63,693)	(40,406)	—	—	—
Restructuring and Acquisition-Related Charges	—	—	(20,006)	—	—
Other Expense (Income), net	2,479	—	—	—	—
Income Tax Provision	31,543	22,935	2,330	10,078	—
Net Income Attributable to VMware	—	—	—	—	—

VMware within EMC
Cost of Revenue	$(9,680)	$(11,660)	$—	$—	$—
Research and Development	(46,074)	(797)	—	—	—
Selling, General and Administrative	(33,461)	(2,462)	—	—	—
Restructuring and Acquisition-Related Charges	—	—	(1,210)	—	—
Other Expense (Income), net	—	—	—	—	(56,000)
Income Tax Provision	16,041	3,257	—	—	(19,600)
Net Income Attributable to VMware	(15,001)	(2,391)	(248)	—	7,462

Supplemental Information

For the Three Months Ended June 30, 2010

(in thousands)

Unaudited

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition- Related Charges
EMC Consolidated
Cost of Revenue	$(25,085)	$(34,016)	$—
Research and Development	(61,349)	(6,252)	—
Selling, General and Administrative	(74,989)	(31,695)	—
Restructuring and Acquisition-Related Charges	—	—	(9,839)
Other Expense, net	298	—	—
Income Tax Provision	38,869	22,882	(1,700)
Net Income Attributable to VMware	(11,026)	(1,239)	(1,167)

EMC Information Infrastructure
Cost of Revenue	$(16,622)	$(26,934)	$—
Research and Development	(22,037)	(5,625)	—
Selling, General and Administrative	(51,045)	(31,059)	—
Restructuring and Acquisition-Related Charges	—	—	(8,939)
Other Expense, net	224	—	—
Income Tax Provision	24,621	21,003	3,490
Net Income Attributable to VMware	—	—	—

VMware within EMC
Cost of Revenue	$(8,463)	$(7,082)	$—
Research and Development	(39,312)	(627)	—
Selling, General and Administrative	(23,944)	(636)	—
Restructuring and Acquisition-Related Charges	—	—	(900)
Other Expense, net	74	—	—
Income Tax Provision	14,248	1,879	(5,190)
Net Income Attributable to VMware	(11,026)	(1,239)	(1,167)

Supplemental Information

For the Three Months Ended June 30, 2011

(in thousands)

Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$921,210	$(372)	$920,838
Cost of Revenue	152,475	1,330	153,805

Gross Margin	768,735	(1,702)	767,033
Research and Development	189,241	(2,032)	187,209
Selling, General and Administrative	392,602	(1,840)	390,762
Restructuring and Acquisition-Related Charges	—	1,210	1,210

Operating Income	186,892	960	187,852
Other Income (Expense), net	59,382	(637)	58,745

Income Before Taxes	246,274	323	246,597
Income Tax Provision	26,116	5,695	31,811

Net Income	$220,158	(5,372)	214,786

Net Income Attributable to VMware		(45,133)	(45,133)

Net Income Attributable to EMC		$(50,505)	$169,653

Supplemental Information

For the Three Months Ended June 30, 2010

(in thousands)

Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$673,904	$(1,099)	$672,805
Cost of Revenue	118,152	(92)	118,060

Gross Margin	555,752	(1,007)	554,745
Research and Development	161,756	(1,578)	160,178
Selling, General and Administrative	292,815	(2,481)	290,334
Restructuring and Acquisition-Related Charges	—	900	900

Operating Income	101,181	2,152	103,333
Other Income (Expense), net	(4,237)	(767)	(5,004)

Income Before Taxes	96,944	1,385	98,329
Income Tax Provision	22,406	2,912	25,318

Net Income	$74,538	(1,527)	73,011

Net Income Attributable to VMware		(14,281)	(14,281)

Net Income Attributable to EMC		$(15,808)	$58,730

EMC Corporation

Supplemental

Revenue Analysis

(in thousands)

Unaudited

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	FY 2010	Q1 2011	Q2 2011
Storage:
Product Revenue	$2,017,314	$2,076,855	$2,172,875	$2,557,243	$8,824,287	$2,381,891	$2,430,587
Services Revenue	901,781	922,067	966,414	1,084,564	3,874,826	1,048,406	1,128,477

Total Storage Revenue	$2,919,095	$2,998,922	$3,139,289	$3,641,807	$12,699,113	$3,430,297	$3,559,064

Information Intelligence Group:
Product Revenue	$63,662	$62,329	$59,078	$84,069	$269,138	$43,252	$46,341
Services Revenue	114,502	116,105	116,713	119,439	466,759	117,103	122,961

Total Information Intelligence Group Revenue	$178,164	$178,434	$175,791	$203,508	$735,897	$160,355	$169,302

Security:
Product Revenue	$85,814	$90,876	$102,442	$121,019	$400,151	$87,180	$102,273
Services Revenue	75,654	82,460	83,290	87,828	329,232	87,074	93,861

Total Security Revenue	$161,468	$173,336	$185,732	$208,847	$729,383	$174,254	$196,134

EMC Information Infrastructure:
Product Revenue	$2,166,790	$2,230,060	$2,334,395	$2,762,331	$9,493,576	$2,512,323	$2,579,201
Services Revenue	1,091,937	1,120,632	1,166,417	1,291,831	4,670,817	1,252,583	1,345,299

Total EMC Information Infrastructure Revenue	$3,258,727	$3,350,692	$3,500,812	$4,054,162	$14,164,393	$3,764,906	$3,924,500

VMware:
Product Revenue	$311,927	$323,256	$341,530	$422,568	$1,399,281	$418,936	$464,783
Services Revenue	320,038	349,549	369,929	411,936	1,451,452	423,776	456,055

Total VMware Revenue	$631,965	$672,805	$711,459	$834,504	$2,850,733	$842,712	$920,838

Consolidated Revenues:
Product Revenue	$2,478,717	$2,553,316	$2,675,925	$3,184,899	$10,892,857	$2,931,259	$3,043,984
Services Revenue	1,411,975	1,470,181	1,536,346	1,703,767	6,122,269	1,676,359	1,801,354

Total Consolidated Revenues	$3,890,692	$4,023,497	$4,212,271	$4,888,666	$17,015,126	$4,607,618	$4,845,338

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	2.4%	0.0%	(0.6)%	(0.6)%	0.2%	1.1%	3.4%